Loan Agreement

                          (1)  Laffitte Partners LLC

                          (2) Tiger Telematics Inc




                          Dated 31, January 2006




                          Osborne Clarke

                          Apex Plaza
                          Forbury Road
                          Reading
                          RGI IAX
                          Telephone +44(0)118 925 2000
                          Fax       +44(0)118 925 2005

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This Agreement is made on 31 January 2006

Between:

(1) Laffitte Partners LLC of 9 East Loockerman Street, Suite 1B, Dover, Delaware USA 19901 (the "Lender") and

(2) Tiger Telematics Inc. of 550 Water Street, Suite 937, Jacksonville, Florida 32202 (the "Borrower").

Background:

The parties wish to enter into this Agreement to record the terms upon which the Lender is to lend to the Borrower the sum of up to US$5,000,000.

It is agreed as follows:

1.       Definitions and interpretation

1.1 In this Agreement, unless the context otherwise requires, the following definitions shall apply:

         "Accounts Receivable" means all receivables of the Borrower or its subsidiaries from time to time;

         "Advance" means each advance made or to be made to the Borrower under the Facility, as the case may be, the outstanding principal amount of that advance;

         "Agreement" means this Agreement (including any schedule or annexure to it and any document in agreed form);

         "Facility" means an on demand loan facility of up to US$5,000,000;

         "Default" means a breach of clause 8 of this Agreement.

         "Drawdown Date" means the date on which an Advance is made, or is proposed to be made;

         "Drawdown Notice" means a notice substantially in the form set out in schedule1;

         "Encumbrance" means any mortgage, charge, assignment by way of security, pledge, hypothecation, lien, right of set-off, retention of title provision, trust or flawed asset arrangement (for the purpose of, or which has the effect of, granting security) or any other security interest of any kind whatsoever, or any agreement, whether conditional or otherwise, to create any of the same;

         "Indebtedness" means in relation to a person, its obligation (whether present or future, actual or contingent, as principal or surety) for the payment or repayment of money (whether in respect of interest, principal or otherwise) incurred in respect of:

         (a)      moneys borrowed or raised;


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         (c)      any acceptance credit, bill discounting, note purchase,
                  factoring or documentary credit facility;

         (d) the supply of any goods or services which is more than 60 days past the expiry of the period customarily allowed by the relative supplier after the due date;

         (e)      any finance lease;

         (f) any guarantee, bond, stand-by letter of credit or other similar instrument issued in connection with the performance of contracts;

         (g) any interest rate or currency swap agreement or any other hedging or derivatives instrument or agreement;

         (h) any arrangement pursuant to which any asset sold or otherwise disposed of by that person is or may be leased to or re-acquired by a Group Company ( whether following the exercise of an option or otherwise); or

         (i) any guarantee, indemnity or similar insurance against financial loss given in respect of the obligation of any person;

         "Loan" means the principal amount of up to US$5,000,000 as reduced from time to time by repayment;

         "Loan Commitment Period" means the period from and including the date of this Agreement to the date falling 90 days after the date on which completion takes place;

         "Loan Limit" means the lower of US$5,000,000 or an amount not exceeding 80% of the book value of the Stock/Inventory (as determined by the management accounts/agreement schedule);

         "Stock/Inventory" means all stock, parts and accessories of the Borrower and its subsidiaries at all locations of the Borrower plus Scotland and China at the Flextronics factory;

         "USS" of "US Dollars" means the lawful currency of the United States of America;

         "Warrant" means the right to buy common stock of $0.001 each in the Borrower on a dollar for dollar basis with respect to the total value of all Advances made under this Agreement, such right having an exercise period of 3 years from the Drawdown Date of the first Advance made under this Agreement and an exercise price of $0.30.

1.2      In this Agreement, unless the context otherwise requires:

         (a) words in the singular include the plural and vice versa and words in one gender include any other gender;

         (b) "subsidiaries" shall have the meaning given to it in Section 736 of the Companies Act 1985; and

         (c) the table of contents and headings are for convenience only and shall not affect the interpretation of this Agreement.

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2.       Purpose

         To  enable  the   Borrower  to  meet  it's  general   working   capital
         requirements.

3.       Loan

3.1 The Lender shall make the Loan and the Borrower shall borrow from the Lender the Loan upon completion of this Agreement.

3.2 The Lender at the Borrower's request may agree to increase the amount of the Loan from time to time in which case this Agreement shall be deemed to have been amended from the date any additional sum is advanced by the Lender so that the expression "the Loan" includes any additional advances from time to time outstanding.

4.       Drawdown of Loan

4.1      Drawdown of Loan

         (a) Subject to the other terms of this Agreement, the Loan shall be drawn down in one or more Advances at any time during the Loan Commitment Period when requested by the Borrower by means of a Drawdown Notice in accordance with sub-clause 4.3. At close of business on the last day of the Loan Commitment Period any part of the Loan not drawn down will be cancelled and the Loan Limit shall be reduced accordingly.

         (b)      The following limitations apply to Advances:

                  (i) the Drawdown Date of an Advance shall be a Business Day during the Loan Commitment Period;

                  (ii)     each  Advance  shall  be  of  a  minimum   amount  of
                           US$350,000 and a multiple of $50,000; and

                  (iii) no Advance shall be made if the making of that Advance would result in the Loan exceeding the Loan Limit.

4.2      Conditions to each Advance

         The obligation of the Lender to make available each Advance is subject to the conditions that on the date on which the relevant Drawdown Notice is given and on the relevant Drawdown Date no Default has occurred and is continuing or would occur on the making of the Advance.

4.3      Drawdown Notice

         (a) Whenever the Borrower wishes to draw down an Advance, it shall give a duly completed Drawdown Notice to the Lender to be received not later than 11.00 am on the second Business Day before that Drawdown Date.

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         (b)      A Drawdown  Notice shall be irrevocable  and the Company shall be obliged to borrow in accordance with its terms.

4.4      Advances

Subject to the terms of this Agreement, the Lender shall make available to the Borrower on the Drawdown Date and amount equal to that Advance.

5.       Interest

5.1 The Borrower shall pay to the Lender interest on the Loan at 5.5% per annum above the base lending rate for the time being of National Westminister Bank Plc. Interest shall accrue from day to day and shall be payable monthly in arrears.

5.2 If the Borrower fails to pay any sum due under this Agreement on its due date, the Borrower shall on the written demand of the Lender pay to the Lender interest on such sum at 24% per annum, from the due date to the date of actual payment (after as well as before judgement).

5.3 If the Borrower is required by law or any applicable tax rules or regulations to make any deduction or withholding from a payment of interest under this Agreement, the Borrower shall:

         (a) pay the full amount required to be paid to the relevant taxation or other authority; and

         (b) furnish to the lender within 30 days of such payment an official receipt from such authority for all amounts deducted or withheld; and

         pay to the Lender an additional amount so that the Lender receives on the due date the full amount it would have received had no deduction or withholding been made.

6.       Warrant

In consideration of the Lender advancing the Loan, the Borrower shall grant the Warrant by issuing a warrant instrument governed by Delaware law within 5 days of the date of this Agreement.

7.       Repayment

The Loan (together with all interest accrued and unpaid on it) shall be repaid to the Lender by the Borrower in full within 90 days of written demand by the Lender at any time.

8.       Security

As security for the Loan and other sums from time to time due under this Agreement, on or before the date of this Agreement, The Borrower shall enter into a first, fixed charge on the Accounts Receivable and the Stock/Inventory in favour of the Lender in a form satisfactory to the Lender.

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9.       Negative Undertakings

         The Borrower undertakes that is shall not, and shall procure that its subsidiaries shall not, unless the Lender otherwise agrees:

         (a)      Negative Pledge

                  Create or permit to subsist any Encumbrance over any of its assets other than in favour of the Lender (save for the existing Smart Adds IPR Pledge dated 30 November 2005):

         (b)      Indebtedness

                  incur or permit to subsist any Indebtedness other than with the Lender.

10.      Information Undertakings

         The Borrower undertakes that it shall as soon as the same become available (and in any event within 21 days after the end of each calendar month) deliver to the Lender the management accounts of the Borrower in such a form as to disclose with reasonably accuracy the financial position of the Borrower and which shall include the following information in respect of such period:

         (a)      a statement of profit and loss;

         (b)      a balance sheet;

         (c)      a cashflow statement;

         (d)      details of the current stock count and valuation;

         together with a comparison where appropriate, of all such information with the estimates, forecasts and projections in the relevant operating budget (or any replacement or substitution of it) in relation to each such month period including an analysis highlighting any variation from it and, if necessary, revised estimates, forecasts and projections.

11.      Fees

         The Borrower shall pay to the Lender an amount equal to 10% of each Advance within 90 days of first drawdown of that Advance.

12.      Conversion of Loan

12.1 The Borrower covenants with the Lender to convert the Loan into common stock of US$0.001 each of the Borrower in accordance with Schedule 2.

12.2 Until all the Loan shall have been converted or repaid in accordance with this Agreement the Borrower shall:

         (a) keep available for issue sufficient authorized but unissued common stock free of pre-emptive or other similar rights to

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                  satisfy in full all conversion notices deposited in accordance with Schedule 2 which could be delivered in respect of all of the Loan at that time but repaid or converted and all other rights of subscription for an conversion into common stock without the need for the prior passing of any resolution by its shareholders to approve such issue;

         (b) if any offers is made to all holders of common stock (or all such holder other than the offeror and/or any company controlled by, or under the same control as, the offeror and/or persons acting in concert with the offeror) to acquire all or a proportion of the common stock, procure that at least 20 days prior notice thereof is given to the Lender and that a like offer is extended to the holders of any common stock issued as a result of a conversion of loan pursuant to this Agreement and Schedule 2 while the offer remains open for acceptance and that such offer shall remain so open for at least the 20 day notice period;

         (c) not, without the sanction of the Lender, in any way modify the rights attached to its existing common stock as a class or permit the creation of any shares ranking in priority to its existing common stock or consolidate, sub-divide cancel or redeem any common stock or increase the authorized share capital of the Borrower.

13.      Payments

         All payments of interest and principal under this Agreement shall be made by the Borrower without set-off or deduction in cleared funds to the Lender's account at National Westminister Bank Plc, account number 00708542, sort code 56-00-05 (reference Laffitte/0894263).

14.      Default

         Notwithstanding any other provisions of this Agreement, if any of the following events occurs then the full amount of the Loan (together with all interest accrued an unpaid thereon) will become immediately due and payable on the Lender's first written demand:

         (a) the Borrower fails to make any payment of the due date under this Agreement;

         (b) a breach of any of the Borrower's obligations under this Agreement or any security document entered into in favour of the Lender and if that breach is capable of remedy, it is not remedied within 10 Business Days after notice of that breach has been given by the Lender to the Borrower;

         (c) a petition is presented, or an order is made or an effective resolution is passed for the winding up or dissolution or for the appointment of a liquidator of the Borrower;

         (d) distress, execution or sequestration or other legal process is levied or enforced or sued out against any of the assets of the Borrower which is not discharged or paid out within 5 business days except where the Lender is satisfied that this

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                  distress,  execution,  sequestration or other legal process is being contested in good faith by the Borrower (save for the disclosed lawsuits against the Borrower by the following claimants: NTV Europe, Ogilvy & Mather and Hand Held Games):

         (e) the Borrower ceases to pay its debts or is unable to pay its debts as they fall due or is deemed unable to or admits its inability to do so or makes a general assignment for the benefit of or a composition with its creditors (save for the disclosed non-payment of professional fees in the US); or

         (f) the Borrower ceases or threatens to cease to carry on its business or a substantial part of its business.

15.      Miscellaneous

15.1 The Borrower shall be responsible for all costs incurred in connection with the preparation and execution of this Agreement. The Borrower shall indemnify the Lender on demand for all costs and expenses (including legal fees) and any VAT on them incurred in connection with the enforcement of the Lender's rights under this Agreement or under the security referred to in clause 8(Security).

15.2 Neither of the parties to this Agreement shall assign or transfer any of its rights and/or obligations under this Agreement without the previous written consent of the other party.

16.      Governing law and jurisdiction

16.1 This Agreement shall be governed by and construed in accordance with English law.

16.2 Each of the parties irrevocably submits for all purposes in connection with this Agreement to the exclusive jurisdiction of the courts of England.

This Agreement has been signed on the date appearing at the head of page 1.


Signed by                         )
for and on behalf of              )
Laffitte Partners LLC             )
In the presence of:               )

Signature of witness:

Name:

Address:


Occupation:



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Signed by                         )
for and on behalf of              )
Tiger Telematics Inc.             )
In the presence of:               )

Signature of witness:

Name:

Address:


Occupation:








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                                   Schedule 1

                               (Drawdown Notice)



To: Lafitte Partners LLC

From: Tiger Telematics Inc.

o[date]

Dear Sirs

Loan Agreement dated o 2006("the Loan Agreement")

Terms defined in the Loan Agreement have the same meaning in this notice.

We request an Advance to be drawn down under the Loan Agreement as follows:

1.       Amount of Advance;

2.       Drawdown Date;

3.       Duration of Interest Period.

We confirm that today and on the Drawdown Date no Default has occurred and is continuing or will occur on the making of the Advance.


Signed

For and on behalf of Tiger Telematics Inc.





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                                   Schedule 2

                                     Part I

                                  (Conversion)


The Lender may convert all or any part of the Loan into fully paid 0.001 common stock of Tiger Telematics Inc. ("the Company") at the conversion rate of 1 common stock for every US$0.30 of the principal amount of Loan on the following basis:

1. The Lender shall be entitled to convert all of the Loan at any time prior to 31 January 2009;

2. The conversion rights may be exercised by deposition at the registered office of the Company or a meeting of the board of directors of the Company (the "Board") the conversion notice duly completed. Once deposited the conversion notice shall be revocable at any time prior to the conversion by service of notice of revocation upon the Company. The Company shall within 5 business days of the date of receipt of the conversion notice (such date being "the Conversion Date") allot and issue to the Lender common stock in respect of the Loan converted and, within 5 business days after the relevant Conversion Date, dispatch to the persons entitled thereto share certificates in respect to the common stock so allotted. Such allotment and issue shall be in full satisfaction and discharge of the principal amount of the Loan so converted;

3. Common stock capital issued on conversion of any part of the Loan will be credited as fully paid up at par and will carry all rights including rights to receive all dividends and other distribution declared, paid or made on the common stock capital (including, without limitation, any rights of the holders of common stock to be offered shares or other securities or options or rights in respect thereof issues or granted by the Company) arising on or after the relevant Conversions Date and shall from that date rank pari passu in all respects and form one class with the existing issued common stock;

4. On the Conversion Date the company shall pay to the Lender any default interest payable under clause 5.2 of the Agreement (whether or not due any Payable) and any other sums (including any accrued interest) owed by the Company to the Lender under the Agreement;

5. The Company shall not be required to issue fractional shares upon the exercise of the conversion rights under this Schedule and shall round up to the nearest whole share.


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                                    Part II

                             (Notice of Conversion)


To: Tiger Telematics Inc. ("the Company")

We hereby give notice of our desire to convert (pound) of the Loan into such number of fully paid common stock of the Company, calculated in accordance with the Conditions printed on this Certificate.

We agree to accept all the fully paid common stock of the Company issued pursuant hereto subject to the constitution of the Company and the Conditions (insofar as they relate to the common stock issued on conversion of such Loan).


Dated


Executed as a Deed by              )
Laffitte Partners LLC              )
acting by                          )
and                                )


                                   Director


                                   Director/Secretary





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